UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 14, 2006

SCM Microsystems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

466 Kato Terrace, Fremont, California		94539
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510-360-2300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 17, 2006, SCM Microsystems Inc. ("SCM" or "the Company") announced that it hired Stephan Rohaly as Vice President, Finance on March 14, 2006.

Pursuant to an employment Agreement entered into on March 14, 2006 between the Company and Mr. Rohaly, Mr. Rohaly will receive an annual base salary of €200,000 and will be eligible to receive an annual bonus up to €60,000 in accordance with the Company's existing or future Management by Objective Bonus Plan. Both the Company and Mr. Rohaly may terminate this agreement with three months' notice at any time during the first six months of his employment with the Company. Thereafter, if the Company terminates Mr. Rohaly 's employment for any reason other than "cause," then Mr. Rohaly will be entitled to a severance package consisting of six months’ salary. Under the agreement, it will be recommended to the Company's Board of Directors that Mr. Rohaly receive an initial grant of options to purchase 30,000 shares of SCM Common Stock under the Company's employee stock option plans.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 17, 2006, SCM announced that its Board of Directors has authorized management to pursue certain restructuring and strategic efforts that ultimately will consolidate the Company’s executive offices into Ismaning, Germany, in an effort to reduce costs and improve the Company’s strategic position. As part of the restructuring, the Company announced today that effective March 21, 2006, Steven Moore, the Company’s current Chief Financial Officer, based in Fremont, California, will transition to a role which is focused on certain strategic projects for the Company. Stephan Rohaly, who was hired by the Company on March 14, 2006 as Vice President, Finance, has been appointed by the Board to assume the responsibilities of Chief Financial Officer of the Company, effective March 21, 2006. He will be based at the Company’s offices in Ismaning.

Prior to joining the Company, Stephan Rohaly was the Director of Corporate Finance at Viatris, a German pharmaceutical firm, and before that, he served as Business Unit and Finance & Administration Director for Nike Germany. Prior to Nike, Mr. Rohaly was Symantec’s Finance & Administration Officer for Central and Eastern Europe. He received an MBA degree from Rice University, and holds a Bachelor of Science and Business Administration, Magna Cum Laude in Mathematics and Computer Information Systems Management from Houston Baptist University.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCM Microsystems, Inc.

March 20, 2006	By:	/s/ Steven L. Moore

Name: Steven L. Moore
Title: Chief Financial Officer and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release announcing appointment of Stephan Rohaly as Chief Financial Officer effective March 21, 2006, dated March 17, 2006.